Exhibit 10.4

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of February 5, 2014, is hereby entered into by and among Malibu Boats, Inc., a Delaware corporation (the “Corporation”), Malibu Boats Holdings, LLC, a Delaware limited liability company (“Holdings”), and each of the Members (as defined herein).

RECITALS

WHEREAS, the Members hold limited liability company interests (“Units”) in Holdings, which is treated as a partnership for United States federal income tax purposes;

WHEREAS, the Corporation is the managing member of Holdings and holds Units in Holdings;

WHEREAS, the Units held by the Members are exchangeable for Class A Common Stock, par value $0.01 per share, (the “Class A Shares”) of the Corporation;

WHEREAS, the Corporation and the Members entered into a certain Purchase and Sale Agreement, dated as of the date hereof, (the “Purchase Agreement”) and a certain Exchange Agreement, dated as of the date hereof, (the “Exchange Agreement”);

WHEREAS, pursuant to the Purchase Agreement, certain Units held by the Members will be sold to the Corporation in exchange for cash and the right to certain payments under this Agreement (the “Original Sale”);

WHEREAS, pursuant to the Exchange Agreement, certain Units held by the Members may be exchanged with the Corporation over time for Class A Shares;

WHEREAS, Holdings is treated as a partnership for United States federal income tax purposes and will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year (as defined below) in which the Original Sale and an exchange of Units for Class A Shares occurs, which election is intended to result in an adjustment to the tax basis of the assets owned by Holdings (solely with respect to the Corporation) at the time (such time, the “Exchange Date”) of an exchange of Units for Class A Shares, the Original Sale, or any other acquisition by the Corporation of Units, for cash or otherwise (collectively, an “Exchange”) by reason of such Exchange and the payments under this Agreement;

WHEREAS, the income, gain, loss, expense and other tax items of (i) the Corporation, as a member of Holdings (and in respect of each of Holdings’ direct and indirect subsidiaries treated as disregarded entities or partnerships for United States federal income tax purposes), may be affected by the Basis Adjustments (as defined below) and (ii) the Corporation may be affected by the Imputed Interest (as defined below); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the actual or deemed effect of the Basis Adjustments and the Imputed Interest on the liability for Taxes of the Corporation.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Definitions. As used in this Agreement, the terms set forth in this ARTICLE I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” is defined in the preamble of this Agreement.

“Amended Schedule” is defined in Section 2.4(b) of this Agreement.

“Available Cash” means all cash and cash equivalents of the Corporation on hand, less the amount of cash reserves reasonably established in good faith by the Corporation to (i) provide for the proper conduct of the business of the Corporation, or (ii) comply with applicable law or any Senior Obligations; provided, however, that on any Payment Date the Corporation shall be deemed to have Available Cash in amount no less than the remainder of (x) the aggregate amount of tax distributions received by the Corporation from Holdings pursuant to Section 3.4 of the LLC Agreement since the first Exchange Date minus (y) the sum of (A) the aggregate amount of all payments made by the Corporation in respect of Taxes or under this Agreement since the first Exchange Date plus (B) the amount of tax distributions received by the Corporation pursuant to Section 3.4 of the LLC Agreement during the quarter for which Available Cash is then being determined or during the immediately preceding quarter, but only to the extent such tax distributions are reasonably expected to be utilized by the Corporation after the date of determination to pay tax liabilities of the Corporation for such quarter or the immediately succeeding quarter.

“Basis Adjustment” means the adjustment to the tax basis of an Exchange Reference Asset under Sections 732 and 1012 of the Code (in a situation where, as a result of one or more Exchanges, Holdings becomes an entity that is disregarded as separate from its owner for tax purposes) or Sections 743(b) and 754 of the Code (including in situations where, following an Exchange, Holdings remains in existence as an entity for tax purposes) and, in each case, comparable sections of state, local and foreign tax laws. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of the Corporation.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Change of Control” means the occurrence of any of the following events:

(a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding voting securities (excluding any Person or any group of Persons who, on the date of the consummation of the initial public offering of Class A Common Stock, is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding voting securities); or

(b) the following individuals cease for any reason to constitute a majority of the number of directors of the Corporation then serving: individuals who, on the date of the consummation of the initial public offering of Class A Shares, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to an election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the consummation of the initial public offering of Class A Shares or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (b); or

(c) there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(d) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b) and clause (c)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Class A Shares” is defined in the Recitals of this Agreement.

“Code” is defined in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the Preamble of this Agreement.

“Corporation Return” means the United States federal, state, local and/or foreign Tax Return, as applicable, of the Corporation filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” in respect of an Exchanging Member for a Taxable Year means the cumulative amount of Realized Tax Benefits in respect of such Exchanging Member for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments in respect of such Exchanging Member for the same period. The Realized Tax Benefit and Realized Tax Detriment in respect of an Exchanging Member for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule in respect of such Exchanging Member, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local and foreign tax law, as applicable, or any other event (including the execution of an IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Taxes.

“Dispute” has the meaning set forth in Section 7.8(a).

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means LIBOR plus 100 basis points.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Exchange” is defined in the Recitals of this Agreement, and “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Basis Schedule” is defined in Section 2.2 of this Agreement.

“Exchange Date” is defined in the Recitals of this Agreement.

“Exchange Payment” is defined in Section 5.1.

“Exchange Reference Asset” in respect of an Exchanging Member means an asset that is held by Holdings, or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Taxes, at the time of an Exchange by such Exchanging Member. An Exchange Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to an Exchange Reference Asset.

“Exchanging Member” means a Member that Exchanges some or all of its Units.

“Expert” is defined in Section 7.9 of this Agreement.

“Hypothetical Tax Liability” in respect of an Exchanging Member means, with respect to any Taxable Year, the liability for Taxes of, without duplication, (a) the Corporation and (b) Holdings, but only with respect to the Corporation’s proportionate share of the Taxes imposed on Holdings, in each case using the same methods, elections, conventions and similar practices used on the relevant Corporation Return, but (i) using the Non-Stepped Up Tax Basis in respect of such Exchanging Member (as reflected on the applicable Exchange Basis Schedule including amendments thereto for the Taxable Year) and (ii) excluding any deduction attributable to Imputed Interest in respect of such Exchanging Member for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item (or portions thereof) that is attributable to the Basis Adjustment or Imputed Interest, as applicable.

“Imputed Interest” in respect of an Exchanging Member shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign tax law with respect to the Corporation’s payment obligations in respect of such Exchanging Member under this Agreement.

“Interest Amount” is defined in Section 3.1(b) of this Agreement.

“IPO” means the initial public offering of Class A Shares by the Corporation.

“IPO Date” means the date on which the Corporation contributes to Holdings the net proceeds received by the Corporation in connection with the IPO.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR07” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such month (or portion thereof).

“LLC Agreement” means, with respect to Holdings, the First Amended and Restated Limited Liability Company Agreement of Holdings, dated on or about the date hereof, as such agreement may be amended from time to time.

“Market Value” shall mean the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided further, that if the Class A Shares are not then listed on a National Securities Exchange or Interdealer Quotation System, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the directors of the Corporation in good faith.

“Material Objection Notice” has the meaning set forth in Section 4.2.

“Members” means the parties who are signatories hereto, other than the Corporation and Holdings, and each other Person who from time to time executes a Joinder Agreement in the form attached hereto as Exhibit A.

“Net Tax Benefit” is defined in Section 3.1(b) of this Agreement.

“Non-Stepped Up Tax Basis” in respect of any Exchanging Member means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made in respect of such Exchanging Member.

“Objection Notice” has the meaning set forth in Section 2.4(a).

“Original Members” means the members of Holdings on the date of, but immediately preceding, the initial public offering of Class A Shares.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) or distribution of one or more Units (i) that occurs prior to an Exchange of such Units, and (ii) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” in respect of any Exchanging Member means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the Hypothetical Tax Liability in respect of such Exchanging Member over the “actual” liability for Taxes of the Corporation (or Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation) for such Taxable Year, such “actual” liability to be computed in accordance with Section 2.1 of this Agreement. If all or a portion of the actual liability for Taxes of the Corporation (or Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation) for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” in respect of any Exchanging Member means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the “actual” liability for Taxes of the Corporation (or Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation) for such Taxable Year, such “actual” liability to be computed in accordance with Section 2.1 of this Agreement, over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the actual liability for Taxes of the Corporation (or Holdings, but only with respect to Taxes imposed on Holdings and allocable to the Corporation) for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” shall mean those procedures set forth in Section 7.9 of this Agreement.

“Schedule” means any Exchange Basis Schedule or Tax Benefit Schedule and the Early Termination Schedule.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such other Person.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.3 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Taxes.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is prepared), ending on or after the IPO Date.

“Taxes” means any and all United States federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, whether as an exclusive or on an alternative basis, and any interest related thereto.

“Taxing Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Units” is defined in the Recitals of this Agreement.

“Valuation Assumptions” in respect of any Exchanging Member shall mean, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the Corporation will have taxable income sufficient to fully use the deductions and/or losses (including, as applicable and for the avoidance of doubt, any deductions taken as a result of applying the Valuation Assumptions) arising from any Basis Adjustment or Imputed Interest in respect of such Exchanging Member during such Taxable Year or future Taxable Years (including, as applicable and for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, (2) the federal income tax rates and state, local and foreign income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) any loss carryovers generated by any Basis Adjustment or Imputed Interest in respect of such Exchanging Member and available as of the date of the Early Termination Schedule will be used by the Corporation or such Consolidated Group on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers, (4) any non-amortizable assets will be disposed of on the fifteenth anniversary of the earlier of the Basis Adjustment and the Early Termination Date or, if earlier, at the time of a Change of Control, or after 12 months for short-term investments, and (5) if, at the Early Termination Date, there are Units that have not been Exchanged, then each such Unit shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

ARTICLE II.

DETERMINATION OF CUMULATIVE REALIZED TAX BENEFIT

2.1. Applicable Calculation Principles. Subject to Section 3.3, the Realized Tax Benefit or Realized Tax Detriment in respect of each Exchanging Member for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of, without duplication, the Corporation for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, as applicable, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporation for the Units acquired in an Exchange. Carryovers or carrybacks of any tax item attributable to the Basis Adjustments and Imputed Interest, as applicable, shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to the Basis Adjustments or Imputed Interest, as applicable, and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) any Tax Benefit Payment (other than amounts accounted for as interest under the Code) will (A) be treated as a subsequent upward purchase price adjustment and (B) have the effect of creating additional Basis Adjustments in respect of such Exchanging Member to Exchange Reference Assets in the year of payment, and (ii) as a result, such additional Basis Adjustments in respect of such Exchanging Member will be incorporated into the current year calculation and into future year calculations, as appropriate.

2.2. Exchange Basis Schedule. Within 45 calendar days after the filing of the United States federal income tax return of the Corporation for each Taxable Year, the Corporation shall deliver to each Exchanging Member a schedule (an “Exchange Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (i) the Non-Stepped Up Tax Basis of the Exchange Reference Assets attributable to such Exchanging Member as of each applicable Exchange Date, (ii) the Basis Adjustment attributable to such Exchanging Member with respect to the Exchange Reference Assets as a result of the Exchanges effected in such Taxable Year by such Exchanging Member, calculated in the aggregate, (iii) the period or periods, if any, over which the Exchange Reference Assets are estimated to be amortizable and/or depreciable, and (iv) the period or periods, if any, over which each Basis Adjustment attributable to such Exchanging Member is estimated to be amortizable and/or depreciable (which, for non-amortizable assets shall be based on the Valuation Assumptions).

2.3. Tax Benefit Schedule. Within 45 calendar days after the filing of the United States federal income tax return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to each Exchanging Member a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment attributable to such Exchanging Member for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

2.4. Procedures, Amendments.

(a) Procedure. Every time the Corporation delivers to an Exchanging Member an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.4(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also (x) deliver to the Exchanging Member schedules and work papers, as determined by the Corporation or reasonably requested by the Exchanging Member, providing reasonable detail regarding the preparation of the Schedule and (y) allow the Exchanging Member reasonable access at no cost to the appropriate representatives at the Corporation in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless the Exchanging Member, within 30 calendar days after receiving an Exchange Basis Schedule or amendment thereto or a Tax Benefit Schedule or amendment thereto, provides the Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith. If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days of receipt by the Corporation of an Objection Notice, if with respect to an Exchange Basis Schedule or a Tax Benefit Schedule, the Corporation and the Exchanging Member shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule in respect of an Exchanging Member for any Taxable Year may be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Exchanging Member, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment in respect of the Exchanging Member for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment in respect of the Exchanging Member for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”). The Corporation shall provide any Amended Schedule to the Exchanging Member, within 30 calendar days of the occurrence of an event referred to in clauses (i) through (vi) of the preceding sentence, and any such Amended Schedule shall be subject to approval procedures similar to those described in Section 2.4(a).

ARTICLE III.

TAX BENEFIT PAYMENTS

3.1. Payments.

(a) Payments. Within five (5) Business Days of a Tax Benefit Schedule that was delivered to an Exchanging Member becoming final in accordance with Section 2.4(a), the Corporation shall pay to such Exchanging Member for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer (or as otherwise directed by the Exchanging Member) of immediately available funds to a bank account of the Exchanging Member previously designated by such Exchanging Member to the Corporation. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income tax payments.

(b) A “Tax Benefit Payment” in respect of an Exchanging Member means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount attributable to such Exchanging Member. For the avoidance of doubt, for tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Units or other assets in Exchanges, unless otherwise required by law. The “Net Tax Benefit” for each Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit in respect of the Exchanging Member as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.1 in respect of such Exchanging Member, excluding payments attributable to the Interest Amount; provided, however, that for the avoidance of doubt, no Member shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” for a given Taxable Year shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporation Return with respect to Taxes for the most recently ended Taxable Year until the Payment Date. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange, on a Unit-by-Unit basis by reference to the resulting Basis Adjustment to the Corporation.

(c) The Corporation shall use good faith efforts to ensure that it has sufficient Available Cash to make all payments due under this Agreement without regard to the last sentence of Section 4.1(b).

3.2. No Duplicative Payments. Notwithstanding anything in this Agreement to the contrary, it is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Corporation’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the Members pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved.

3.3. Pro Rata Payments; Coordination of Benefits.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporation’s deduction with respect to the Basis Adjustments or Imputed Interest in respect of all Exchanging Members under this Agreement is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income, the limitation on the tax benefit for the Corporation shall be allocated among the Exchanging Members in proportion to the respective amounts of Realized Tax Benefits that would have been determined under this Agreement in respect of each Exchanging Member if the Corporation had sufficient taxable income so that there were no such limitation.

(b) If for any reason the Corporation does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporation and the Exchanging Members agree that (i) the Corporation shall pay the same proportion of each Tax Benefit Payment due under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

ARTICLE IV.

TERMINATION

4.1. Early Termination and Breach of Agreement.

(a) The Corporation may terminate this Agreement with respect to all of the Units held (or previously held and Exchanged) by all Members at any time by paying to each Member the Early Termination Payment attributable to each such Member; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all Members, and provided, further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by the Corporation, neither the Members nor the Corporation shall have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by the Corporation and the Member as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). For the avoidance of doubt, if an Exchange occurs after the Corporation makes the Early Termination Payments with respect to all Members, the Corporation shall have no obligations under this Agreement with respect to such Exchange, and its only obligations under this Agreement in such case shall be its obligations to all Members under Section 4.3(a).

(b) In the event that the Corporation breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but shall not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment in respect of a Member agreed to by the Corporation and such Members as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement, the Members shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due.

(c) In the event of a Change of Control, then all obligations hereunder shall be accelerated and such obligations shall be calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the effective date of a Change of Control, (2) any Tax Benefit Payment in respect of a Member agreed to by the Corporation and such Members as due and payable but unpaid as of the Early Termination Notice and (3) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the effective date of a Change of Control. In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions and by substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date.”

4.2. Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to each present or former Member notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporation’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for that Member. The Early Termination Schedule shall become final and binding on a Member (and on the Corporation as to that Member) unless the Member, within 30 calendar days after receiving the Early Termination Schedule, provides the Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days after receipt by the Corporation of the Material Objection Notice, the Corporation and the Member shall employ the Reconciliation Procedures as described in Section 7.9 of this Agreement. All Early Termination Schedules affected by any changes resulting from a Material Objection Notice shall be updated and the Early Termination Payment(s) due in respect thereof shall be recalculated by the Corporation to take into account such changes.

4.3. Payment upon Early Termination.

(a) Within three (3) Business Days after agreement between the Member and the Corporation of the Early Termination Schedule, the Corporation shall pay to the Member an amount equal to the Early Termination Payment determined for such Member. Such payment shall be made by wire transfer (or as otherwise directed by the Exchanging Member) of immediately available funds to a bank account designated by the Member.

(b) The “Early Termination Payment” as of the date of the delivery of an Early Termination Schedule shall equal with respect to any Member the sum of (i) the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would be required to be paid by the Corporation to the Member beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied and (ii) without duplication of any amounts referred to in (i), amounts deferred pursuant to the last sentence of Section 4.1(b) (including interest).

4.4. Unilateral Termination. At any time, by providing notice (the “Unilateral Termination Notice”) to the Corporation, a Member may elect to terminate this Agreement with respect to such Member effective as of the date designated by the Member in such notice (the “Unilateral Termination Date”). Upon receipt of the Unilateral Termination Notice, the Corporation shall have no further payment obligations under this Agreement with respect to such Member other than for a (a) Tax Benefit Payment agreed to by the Corporation through a majority of its directors and the Member as due and payable but unpaid as of the Unilateral Termination Date and (b) Tax Benefit Payment due for the Taxable Year ending with or including the Unilateral Termination Date (except to the extent that the amount described in clause (b) is attributable to Units exchanged after the Unilateral Termination Date).

ARTICLE V.

SUBORDINATION AND LATE PAYMENTS

5.1. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation to the Members under this Agreement (an “Exchange Payment”) shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporation that are not Senior Obligations.

5.2. Late Payments by the Corporation. The amount of all or any portion of any Exchange Payment not made to any Member when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Exchange Payment was due and payable.

ARTICLE VI.

NO DISPUTES; CONSISTENCY; COOPERATION

6.1. Original Member Participation in the Corporation’s and Holdings’ Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and Holdings, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporation shall notify the applicable Original Member of, and keep the applicable Original Member reasonably informed with respect to, the portion of any audit of the Corporation and Holdings by a Taxing Authority the outcome of which is reasonably expected to affect the applicable Original Member’s rights and obligations under this Agreement, and shall provide to the applicable Original Member reasonable opportunity to provide information and other input to the Corporation, Holdings and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporation and Holdings shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

6.2. Consistency. Except for items that are explicitly described as “deemed” or in similar manner by the terms of this Agreement, the Corporation and the Exchanging Member agree to report and cause to be reported for all purposes, including federal, state, and local tax purposes and financial reporting purposes, all tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by the Corporation in any Schedule required to be provided by or on behalf of the Corporation under this Agreement.

6.3. Cooperation. Each Exchanging Member shall (a) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse the Exchanging Member for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII.

MISCELLANEOUS

7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) if delivered personally, on the date of delivery, or, if delivered by facsimile, upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise, on the Business Day following confirmation of transmission by the sender’s fax machine) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Corporation, to:

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

Attention: Chief Financial Officer

Fax:

if to Holdings, to:

Malibu Boats Holdings, LLC

5075 Kimberly Way

Loudon, Tennessee 37774

Attention: Chief Financial Officer

Fax:

If to a Member, to the address and facsimile number set forth in Holdings’ records.

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

7.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

7.3. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.6. Successors; Assignment; Amendments; Waivers. No Member may assign this Agreement to any person without the prior written consent of the Corporation; provided, however, that (i) to the extent Units are effectively transferred in accordance with the terms of the LLC Agreement, the transferring Member shall have the option to assign to the transferee of such Units the transferring Member’s rights under this Agreement with respect to such transferred Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a Joinder Agreement in the form attached hereto as Exhibit A, agreeing to become a “Member” for all purposes of this Agreement, except as otherwise provided in such Joinder Agreement, and (ii) once an Exchange has occurred, any and all payments that may become payable to a Member pursuant to this Agreement with respect to the Exchanged Units may be assigned to the Corporation or any Member, as long as such Member has executed and delivered, or, in connection with such assignment, executes and delivers, a Joinder Agreement in the form attached hereto as Exhibit A, agreeing to be bound by Section 7.13 and acknowledging specifically the terms of the next paragraph. For the avoidance of doubt, if a Person transfers Units (regardless of whether the transferee is a “Permitted Transferee” under the terms of the LLC Agreement) but does not assign to the transferee of such Units such Person’s rights, if any, under this Agreement with respect to such transferred Units, such Person shall be entitled to receive the Tax Benefit Payments, if any, due hereunder with respect to, including any Tax Benefit Payments arising in respect of a subsequent Exchange of, such Units.

Notwithstanding the foregoing provisions of this Section 7.6, no transferee described in clause (i) of the immediately preceding paragraph shall have the right to enforce the provisions of Sections 2.4, 4.2, 6.1 or 6.2 of this Agreement, and no assignee described in clause (ii) of the immediately preceding paragraph shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporation and Holdings and by Original Members who would be entitled to receive at least a majority of the Early Termination Payments payable to all Original Members hereunder if the Corporation had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Original Member pursuant to this Agreement since the date of such most recent Exchange); provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments certain Members will or may receive under this Agreement unless all such Members disproportionately affected consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. Notwithstanding anything to the contrary herein, in the event an Original Member transfers his Units to a Permitted Transferee (as defined in the LLC Agreement), excluding any other Original Member, such Original Member shall have the right, on behalf of such transferee, to enforce the provisions of Sections 2.4, 4.2 or 6.1 with respect to such transferred Units.

7.7. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8. Resolution of Disputes.

(a) Any and all disputes which are not governed by Section 7.9, including but not limited to any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of Delaware and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under this Agreement. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets.

(b) Notwithstanding the provisions of paragraph (a), the Corporation may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporation as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c) (i) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 7.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another; and

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 7.8 and such parties agree not to plead or claim the same.

7.9. Reconciliation. In the event that the Corporation and the Exchanging Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.4, 4.2 and 6.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm, and the Expert shall not, and, unless the Exchanging Member agrees otherwise, the firm that employs the Expert shall not, have any material relationship with either the Corporation or the Exchanging Member or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on such date and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution.

The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation except as provided in the next sentence. The Corporation and each Exchanging Member shall bear their own costs and expenses of such proceeding, unless an Exchanging Member has a prevailing position that is more than 15% of the payment at issue, in which case the Corporation shall reimburse such Exchanging Member for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation and the Exchanging Member and may be entered and enforced in any court having jurisdiction.

7.10. Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Exchanging Member.

7.11. Tax Covenant. The Corporation, Holdings and each of the Members hereby acknowledge that, as of the date of this Agreement, the aggregate value of the Tax Benefit Payments cannot reasonably be ascertained for United States federal income tax or other applicable tax purposes.

7.12. Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporation becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any entity that is obligated to make an Exchange Payment hereunder transfers one or more assets to a corporation with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset, plus (i) the amount of debt to which such asset is subject, in the case of a contribution of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a contribution of a partnership interest.

7.13. Confidentiality. Each Member and assignee acknowledges and agrees that the information of the Corporation is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporation and its Affiliates and successors, concerning Holdings and its Affiliates and successors or the other Members, learned by the Member heretofore or hereafter. This Section 7.13 shall not apply to (i) any information that has been made publicly available by the Corporation or any of its Affiliates, becomes public knowledge (except as a result of an act of such Member in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for a Member to prepare and file his or her Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns. Notwithstanding anything to the contrary herein, each Member and assignee (and each employee, representative or other agent of such Member or assignee, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporation, Holdings, the Members and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

If a Member or assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, the Corporation shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporation or any of its Subsidiaries or the other Members and the accounts and funds managed by the Corporation and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.14. LLC Agreement. This Agreement shall be treated as part of the partnership agreement of Holdings as described in Section 761(c) of the Internal Revenue Code of 1986, as amended, and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

7.15. Independent Nature of Exchanging Members’ Rights and Obligations. The obligations of each Exchanging Member hereunder are several and not joint with the obligations of any other Exchanging Member, and no Exchanging Member shall be responsible in any way for the performance of the obligations of any other Exchanging Member hereunder. The decision of each Exchanging Member to enter into this Agreement has been made by such Exchanging Member independently of any other Exchanging Member. Nothing contained herein, and no action taken by any Exchanging Member pursuant hereto, shall be deemed to constitute the Exchanging Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Exchanging Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Exchanging Members are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

7.16. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation, Holdings and each Original Member have duly executed this Agreement as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MALIBU BOATS HOLDINGS, LLC

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MEMBERS:

For Individual and Joint Members:

(Signature)

Print Name:

(Signature of Joint Member)

Print Name of Joint Member, if any:

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:

BLACK CANYON DIRECT INVESTMENT FUND L.P.

By:	Black Canyon Investments L.P., its general partner
By:	Black Canyon Investments LLC, its general partner
By:	Black Canyon Capital LLC, its managing member

By:	/s/ Michael Hooks

Name:	Michael Hooks

Title:	Managing Director

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, Holdings and each Original Member have duly executed this Agreement as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MALIBU BOATS HOLDINGS, LLC

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MEMBERS:

For Individual and Joint Members:

(Signature)

Print Name:

(Signature of Joint Member)

Print Name of Joint Member, if any:

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:

BLACK CANYON INVESTMENTS L.P.

By:	Black Canyon Investments LLC, its general partner
By:	Black Canyon Capital LLC, its managing member

By:	/s/ Michael Hooks

Name:	Michael Hooks

Title:	Managing Director

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, Holdings and each Original Member have duly executed this Agreement as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MALIBU BOATS HOLDINGS, LLC

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MEMBERS:

For Individual and Joint Members:

(Signature)

Print Name:

(Signature of Joint Member)

Print Name of Joint Member, if any:

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:

CANYON VALUE REALIZATION FUND, L.P.

By:	/s/ John Plaga

Name:	John Plaga

Title:	Authorized Signatory

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, Holdings and each Original Member have duly executed this Agreement as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MALIBU BOATS HOLDINGS, LLC

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MEMBERS:

For Individual and Joint Members:

(Signature)

Print Name:

(Signature of Joint Member)

Print Name of Joint Member, if any:

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:

HORIZON HOLDINGS, LLC

By:	/s/ Phillip S. Estes

Name:	Phillip S. Estes

Title:	Managing Member

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, Holdings and each Original Member have duly executed this Agreement as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MALIBU BOATS HOLDINGS, LLC

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MEMBERS:

For Individual and Joint Members:

(Signature)

Print Name:

(Signature of Joint Member)

Print Name of Joint Member, if any:

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:

LOUDON PARTNERS, LLC

By:	/s/ Bradley Spencer

Name:	Bradley Spencer

Title:	Manager

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporation, Holdings and each Original Member have duly executed this Agreement as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MALIBU BOATS HOLDINGS, LLC

By:	/s/ Jack Springer

Name:	Jack Springer

Title:	CEO

MEMBERS:

For Individual and Joint Members:

(Signature)

Print Name:

(Signature of Joint Member)

Print Name of Joint Member, if any:

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:

MALIBU HOLDINGS, L.P.

By:	/s/ Phillip S. Estes

Name:	Phillip S. Estes

Title:	Managing Member of the General Partner

[Signature Page to Tax Receivable Agreement]

EXHIBIT A

JOINDER

This JOINDER (this “Joinder”) to the Tax Receivable Agreement, dated as of                             , by and among Malibu Boats, Inc., a Delaware corporation (the “Corporation”), Malibu Boats Holdings, LLC, a Delaware limited liability company (“Holdings”) and                              (“Permitted Transferee”).

WHEREAS, on                             , Permitted Transferee acquired (the “Acquisition”) Units in Holdings and the corresponding share of Class B common stock of the Corporation (collectively, “Interests” and, together with all other Interests hereinafter acquired by Permitted Transferee from Transferor and its Permitted Transferees (as defined in the Tax Receivable Agreement), the “Acquired Interests”) from                                  (“Transferor”); and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.6 of the Tax Receivable Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Permitted Transferee hereby agrees as follows:

Section 1.1. Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the meaning set forth in the Tax Receivable Agreement.

Section 1.2. Joinder. Permitted Transferee hereby acknowledges and agrees to become a “Member” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement, including but not limited to, being bound by Sections 2.4, 4.2, 6.1, 6.2 and 7.12 of the Tax Receivable Agreement, with respect to the Acquired Interests.

Section 1.3. Notice. All notices, requests, consents and other communications hereunder to Permitted Transferee shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 1.3) or nationally recognized overnight courier, addressed to Permitted Transferee at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by Permitted Transferee:

Section 1.4. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Members:	For Individual and Joint Members:

(Print Name of Entity)	(Signature)

By:	Print Name:
(Signature)
Name:
Title:	(Signature of Joint Investor)

Print Name of Joint Investor, if any:

Signature Page — Joinder to Tax Receivable Agreement